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                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): February 10, 2000

                        CEREUS TECHNOLOGY PARTNERS, INC.
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             (Exact name of Registrant as specified in its charter)


         Delaware                        0-30522               13-3773537
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(State or other jurisdiction    (Commission File Number)     (IRS Employer
     of incorporation)                                       Identification
                                                                 Number)


                        1000 Abernathy Road, Suite 1000
               Atlanta, Georgia                                   30328
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      (Address of principal executive offices)                  (zip code)


Registrant's telephone number, including area code:     (770) 668-0900
                                                     ---------------------


                                 Not Applicable
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         (Former name or former address, if changed since last report)


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Item 4.      Changes in Registrant's Certifying Accountant.

         In its Form 8-K filed on December 13, 1999, Cereus Technology Partners, Inc. (OTCBB:CEUS; the "Company") reported that on December 10, 1999, the accounting firm of Moore Stephens Frost, PLC resigned as the Company's independent accounting firm.

         Effective February 10, 2000, the Company engaged KPMG LLP ("KPMG") as the Company's new independent accounting firm. The decision to engage KPMG was approved by the Company's Board of Directors. During the Company's two most recent fiscal years and subsequent interim period, the Company did not consult with KPMG regarding any of the matters referred to in paragraphs (a)(2)(i) or
(ii) of Item 304 of Regulation S-B.

Item 5.      Other Events.

         On January 19, 2000, the Company filed a Registration Statement on Form 8-A with the Securities and Exchange Commission as a result of which the Company's common stock, $.01 par value per share (the "Common Stock"), was registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, on that date.

         On February 8, 2000, the Company announced that it had consummated the private placement (the "Private Placement") of 1,600 units (the "Units"), with each Unit having a Purchase Price of $12,500 and consisting of 2,500 shares of Common Stock and a warrant (the "Warrant") to purchase 2,500 shares of Common Stock at an exercise price of $10.00 per share. The Warrant expires three (3) years after its issuance and may be redeemed by the Company if the closing bid price for the Common Stock is equal to or greater than 100% of the exercise price of the Warrant for twenty (20) consecutive trading days, provided that a registration statement covering the shares of Common Stock issuable upon exercise of the Warrants is then effective.

         The Company received gross proceeds of $20.0 million from the private placement. The Company intends to use such proceeds to make strategic acquisitions and for working capital and general corporate purposes.

         In connection with the Private Placement, the Company paid placement agency fees of approximately $760,000 in the aggregate, issued warrants to purchase an aggregate of 336,750 shares of Common Stock at an exercise price of $5.50 per share and warrants to purchase an aggregate of 84,955 shares of Common Stock at an exercise price of $10.00 per share (in each case, on terms identical to the Warrants), and issued an aggregate of 84,955 shares of Common Stock.

         The Units offered and sold in the Private Placement were not registered under the Securities Act in reliance upon the exemption therefrom provided by
Section 4(2) of the Securities Act of 1933, as amended.


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         The press release issued by the Company regarding the Private Placement is attached hereto as Exhibit 99.1 and by this reference made a part hereof.


Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

         (a) - (b)   Financial Statements and Pro Forma Financial Information.
                     None

         (c) Exhibits. The following exhibit is filed herewith by direct transmission via "edgar."

         99.1 Press Release issued February 8, 2000 regarding the consummation of the Private Placement.



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            CEREUS TECHNOLOGY PARTNERS, INC.
                                                      (Registrant)


Date: February 17, 2000                     /s/ STEVEN A. ODOM
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                                                  Steven A Odom
                                                  Chief Executive Officer


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